EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We consent to the incorporation by reference in the Registration Statement of Torque Engineering Corporation on Form S-8 of our report dated February 21, 2001, on our audits of the consolidated financial statements of Torque Engineering Corporation as of December 31, 1999, and December 31, 2000 which report is included in the Annual Report on Form 10-KSB.


                                                   /s/ Weinberg & Company, P.A.
                                                   ----------------------------
                                                   Weinberg & Company, P.A.


Boca Raton, Florida
April 27, 2001